UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 30, 2022

NEXTPLAT CORP

(Exact Name of Registrant as Specified in its Charter)

nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410

Coconut Grove, FL 33133

(Address of principal executive offices and zip code)

(305) 560-5355

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market Inc.
Warrants	NXPLW	The Nasdaq Stock Market Inc.

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2022, NextPlat Corp (NASDAQ: NXPL, NXPLW) (the “Company” or “NextPlat”) entered into a Securities Purchase Agreement (the “SPA”) with Progressive Care Inc. (OTCQB: RXMD) (“Progressive Care”), pursuant to which the Company has agreed to purchase 3,000 newly issued units of securities from Progressive Care (the “Units”) at a price per Unit of $2,000 for an aggregate purchase price of $6 million (the “Unit Purchase”). Each Unit consists of one share of Series B Convertible Preferred Stock of Progressive Care (“Series B Preferred Stock”) and one warrant to purchase a share of Series B Preferred Stock (“Warrants”).

Upon issuance, each share of Series B Preferred Stock will vote as a class with the common stock of Progressive Care, and will have 100,000 votes per share. Likewise, each share of Series B Preferred Stock will be convertible into 100,000 shares of Progressive common stock. In addition, the Series B Preferred Stock will have a liquidation and dividend preference. The Warrants have a five-year term, and will be immediately exercisable, in whole or in part, and contain cashless exercise provisions. Each Warrant is exercisable at $2,000 per share of Series B Preferred Stock.

NextPlat’s obligations to close on the Unit Purchase are conditioned upon, among other things, Progressive Care’s entry into a registration rights agreement to register the Progressive Care common stock issuable upon the conversion of the Series B Preferred Stock, including the shares underlying the Warrants, and the receipt of Lock-Up Agreements from Progressive Care’s officers, directors, and 10% or greater shareholders.

Progressive Care intends to use the net proceeds from the Unit Purchase as follows:

●	one-third will be used for the development and marketing of the healthcare data analytics platforms of Progressive Care’s wholly owned subsidiary, ClearMetrX, as well as the development of its Remote Patient Monitoring Platform;

●	one-third will be used for software development for internal use; and

●	the final third for Progressive Care’s working capital needs.

Following the consummation of the Unit purchase under the SPA, NextPlat’s Chairman and Chief Executive Officer, Charles M. Fernandez, board member, Rodney Barreto, will be nominated for election to Progressive Care’s Board of Directors. Further, Mr. Fernandez will be elected to serve as Chairman of Progressive Care’s Board of Directors and Mr. Barreto will be elected as a Vice Chairman of Progressive Care’s Board of Directors.

In addition, on August 30, 2022, NextPlat, Charles Fernandez, Rodney Barreto and certain other purchasers entered into a Confidential Purchase and Release Agreement (the “NPA”) with Iliad Research and Trading, L.P. (“Iliad”) pursuant to which NextPlat, Messrs. Fernandez and Barreto and the other purchasers agreed to purchase from Iliad (the “Note Purchase”) a Secured Convertible Promissory Note, dated March 6, 2019, made by Progressive Care to Iliad (the “Note”). The accrued and unpaid principal and interest under the note is approximately $2.79 million. The aggregate purchase price to be paid to Iliad under the NPA is $2.3 Million of which NextPlat is responsible for $1 million and Messrs. Fernandez and Barreto are responsible for $400,000 each.

In connection with the Note Purchase, on August 30, 2022, NextPlat, Messrs. Fernandez and Barreto and the other purchasers of the Note entered into a Debt Modification Agreement with Progressive Care. Pursuant to the Debt Modification Agreement, the interest rate under the Note was reduced from 10% to 5% per annum and the maturity date was extended to May 31, 2027. In addition, the conversion price under the note was changed to $0.02 per share of Common Stock. Pursuant to the Debt Modification Agreement, NextPlat, Messrs. Fernandez and Barreto and the other purchasers of the Note will have the right, exercisable at any time, to redeem all or any portion of the Note. The Debt Modification Agreement also provides that the Note will automatically convert upon the later to occur of: (a) the completion by Progressive Care of a reverse stock split, and (b) the listing of Progressive Care’s common stock on a national exchange. In consideration of the concessions in the Debt Modification Agreement, Progressive Care will issue 21,000,000 shares of its common stock to the purchasers of the Note, of which NextPlat, Charles Fernandez and Rodney Barreto, will receive 9,130,435, 3,652,174, and 3,652,174 shares, respectively.

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The foregoing summaries of the SPA, NPA and Debt Modification Agreement do not purport to be complete and are subject to, and qualified in their entirety, by reference to the SPA, NPA and Debt Modification Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated herein by reference.

Item 8.01. Other Events.

On August 31, 2022, NextPlat issued a press release announcing the Unit Purchase and Note Purchase transactions, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 30, 2022, by and between NextPlat and Progressive Care Inc.

10.2

Confidential Note Purchase and Release Agreement, dated August 30, 2022, by and between the Company, Progressive Care, Iliad Research and Trading, L.P., PharmCo, L.L.C., Charles Fernandez, Rodney Barreto, Daniyel Erdberg, and Sixth Borough Capital LLC

10.3	Debt Modification Agreement, dated August 30, 2022, by and between the Company, Progressive Care, Charles Fernandez, Rodney Barreto, Daniyel Erdberg, and Sixth Borough Capital LLC.

99.1	Press Release, dated August 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chairman and Chief Executive Officer

Dated: September 1, 2022

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